                                                                    EXHIBIT 23.2




January 6, 2005


U.S. Securities and Exchange Commission Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement, our report dated June 28, 2004 relating to the financial statements of 3PEA Technologies, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "Experts" in such Form SB-2.


Sincerely,

/S/ DE JOYA & COMPANY
---------------------
De Joya & Company